Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended August 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$193,740
Unrealized Gain (Loss) on Market Value of Futures	(752,349)
Dividend Income	755
Interest Income	784
Total Income (Loss)	$(557,070)

Expenses
Sponsor Management Fees	$3,004
Brokerage Commissions	1,449
Total Expenses	$4,453
Net Income (Loss)	$(561,523)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/17	$2,957,790
Net Income (Loss)	(561,523)

Net Asset Value End of Month	$2,396,267
Net Asset Value Per Share (100,040 Shares)	$23.95

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended August 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(155,117)
Unrealized Gain (Loss) on Market Value of Futures	501,086
Dividend Income	733
Interest Income	647
Total Income (Loss)	$347,349

Expenses
Sponsor Management Fees	$3,208
Brokerage Commissions	1,438
Total Expenses	$4,646
Net Income (Loss)	$342,703

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/17	$2,064,958
Net Income (Loss)	342,703

Net Asset Value End of Month	$2,407,661
Net Asset Value Per Share (100,040 Shares)	$24.07

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
Monthly Account Statement
For the Month Ended August 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$38,623
Unrealized Gain (Loss) on Market Value of Futures	(251,263)
Dividend Income	1,488
Interest Income	1,431
Total Income (Loss)	$(209,721)

Expenses
Sponsor Management Fees	$6,212
Brokerage Commissions	2,887
Total Expenses	$9,099
Net Income (Loss)	$(218,820)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/17	$5,022,748
Net Income (Loss)	(218,820)

Net Asset Value End of Month	$4,803,928

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612